Exhibit 10.1

Golden Century Wealth Investment( HK ) Limited

Unit 1006 10/F Carnavon Plaza, Carnarvon Road Tsimshatsui, Hong Kong

Tel: +852 - 3973 7970 Fax: +852 - 2312 2248

Golden Century Wealth Investment ( HK ) Limited

Nonbinding Term sheet

Date: December 8, 2008

BASIC STRUCTURE
Parties :

Golden Century Wealth Investment ( HK ) Limited

Unit 1006 10/F Carnavon Plaza, Carnarvon Road Tsimshatsui,

Hong Kong

AND

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111, United States

Share price :	$0.15 per share
Acquisition Percent of ownership :	51% or Greater
Management Team :	To be specified by Golden Century Wealth Investment ( HK ) Limited
Contract date :	January 30, 2009
Type of Transaction :	TO BE DETERMINED
Cost :	Any separation payments due to employees prior to closing will be at the cost of the Golden Century Wealth Investment ( HK ) Limited
Other Conditions:

The following are our conditions to close:

1.    Completion of the due diligence

2.    Signing contracts with appropriate representation and warranties by both parties.

3.    Subject to financing, on or before February 27, 2009

This term sheet is nonbinding.

Golden Century Wealth Investment ( HK )Limited	IA Global, Inc.

_______________________________	_______________________________

Qu Jing Chun

President and CEO